UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2025
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(604) 630-1428
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.
On November 21, 2025, D-Wave Quantum Inc. (the “Company”) issued a press release announcing that it has completed the redemption of all of the Company’s outstanding public warrants (the “Warrants”) to purchase shares of the Company’s common stock (“Common Stock”), at 5 p.m. New York City Time on November 19, 2025 (the “Redemption Date”). A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The Warrants were issued under the Warrant Agreement, dated October 20, 2020, by and between DPCM Capital, Inc., a Delaware corporation, the predecessor of the Company (“DPCM”), and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent, as amended by that certain Assignment, Assumption and Amendment Agreement, dated as of August 5, 2022, by and among DPCM, the Company, Continental, Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (together, “Computershare”), and that certain Amendment Agreement, dated as of March 11, 2025, by and among the Company, Computershare and Equiniti Trust Company, LLC, a New York limited liability trust company, as successor warrant agent (as so amended, the “Warrant Agreement”).

Of the Warrants that were outstanding prior to the Company’s announcement of the redemption on October 20, 2025, 4,746,358 Warrants were subsequently exercised for approximately 6.9 million shares of Common Stock at the exercise price of $11.50 per Warrant, yielding cash proceeds to the Company of approximately $54.6 million.

A total of 270,820 Warrants remained unexercised as of 5 p.m. New York City time on the Redemption Date, and the Company redeemed those Warrants for a redemption price of $0.01 per Warrant (the “Redemption Price”), or an aggregate Redemption Price of $2,708.20, in accordance with the terms of the Warrant Agreement. Following the redemption, no Warrants are outstanding.

In connection with the redemption, the Warrants ceased trading on the New York Stock Exchange (the “NYSE”) and will be delisted, with the trading suspension effective on November 18, 2025. The Common Stock continues to trade on the NYSE under the symbol “QBTS”.

The information in this Item 8.01 of this Form 8-K is intended to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated November 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2025	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer